Exhibit 10.02

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 22 day of February, 2010, by and between Gary B. Wolff (hereinafter referred to as “Sellers’ Representative”), both on behalf of himself and as a duly authorized representative of certain persons (collectively, the “Sellers”) who are the record or beneficial owners of shares of capital stock of Town and Country Appraisal Service, Inc., a Nevada corporation (the “Company”), and, through himself, the Sellers, and each of the buyers listed on the signature page hereto (collectively, the “Buyers”).

W I T N E S S E T H:

WHEREAS, the Sellers desire to sell 7,000,000 restricted shares of the Company, $0.001 par value per share (the “Shares”), and the Buyers desire to purchase 3,500,000 Shares each upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

1.

Sale and Transfer of the Shares. At the Closing (as hereinafter defined) and subject to the terms and conditions of this Agreement, the Sellers shall sell, convey and deliver to the Buyers, and the Buyers shall purchase and accept from the Sellers, the Shares for the purchase price specified in Section 2 below.

2.

Purchase Price. In exchange for the Shares, the Buyers shall pay $298,500 to Gary B. Wolff, as Sellers’ Representative.

3.

Closing. The Closing of the transaction described in this Agreement shall take place on such date as mutually determined by the parties hereto (the “Closing”), which Closing is expected to be on or before March 1, 2010, unless extended by mutual consent of the parties hereto. At the Closing, the Sellers shall deliver to the Buyers one or more stock certificates representing the Shares to be transferred hereunder.

4.

Representation and Warranties of the Seller. The Sellers represent and warrant that:

(a)

Authority. The Sellers have all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Sellers and constitutes a valid and binding obligation of the Sellers enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Sellers does not and will not violate any provision of any law, regulation or order, or conflict with or result in the breach of, or constitute a default under, any material agreement or instrument to which the Sellers are a party or by which the Sellers may be bound or affected.

(b)

Title. The Sellers have good and marketable title to the Shares free and clear of all liens and encumbrances.

(c)

Affiliate Status.  The Sellers are affiliates of the Company or its predecessor(s); as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

(d)

Restricted Securities. The Sellers hereby represent and warrant to the Buyers that the Shares are “restricted securities” within the meaning of Rule 144 of the Securities Act and may not be sold, pledged, or otherwise disposed of by the Buyers without restriction under the Securities Act and applicable state securities laws.

(e)

Duly Endorsed. Sellers hereby represent and warrant to the Buyers that certificates representing the Shares will be duly endorsed upon their transfer to the Buyers.

(f)

Merger.  The Sellers’ Representative acknowledges and confirms that the Sellers’ Representative and each of the Sellers is aware of and acknowledges that it is the intention of the Company to cause the Company to consummate a merger with a private company following the Closing. The Sellers’ Representative acknowledges and confirms that the Sellers’ Representative and each of the Sellers acknowledge and confirm that they understand that, upon consummation of that merger, it is likely that each Share will increase in value, possibly substantially. Sellers have been made aware of all of the information concerning the proposed merger, the private placement related thereto in which the Company will be recapitalized with significant cash proceeds, and about the target company for the merger, including the risks associated therewith to the same extent that the Buyers have been made aware of such information, and have received satisfactory answers to any questions Sellers have asked and desire to complete the sale of the Shares contemplated under this Agreement. Sellers have acknowledge and do acknowledge that as a result of the merger and private placement, their percentage ownership of the Company will be reduced, in certain cases to zero, that Sellers shall have no right to adjustment of the number of shares, and the Company has no obligation to provide any “anti-dilution” or other protection, pre-emptive, subscription, or first refusal rights to Sellers.

5.

Representation and Warranties of the Buyers. The Buyers represent and warrant that:

(a)

Authority.  The Buyers have all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein.  This Agreement has been duly executed and delivered by the Buyers and constitutes a valid and binding obligation of the Buyers enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by the Buyers does not and will not violate any provision of any law, regulation or order, or result in the breach of, or constitute a default under, any material agreement or instrument to which any Buyer is a party or by which any Buyer may be bound or affected.

(b)

No Solicitation.  The Buyers’ purchase of the Shares hereunder has not been solicited by means of general solicitation or by advertisement.

6.

Entire Agreement. This Agreement constitutes the complete understanding between the parties hereto with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each party.  This Agreement supersedes and terminates any and all prior agreements or understandings between the parties regarding the subject matter hereof.

7.

Fees and Costs. The Sellers and the Buyers shall each bear their own fees and costs incurred in connection with this Agreement.

8.

Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

9.

Governing Law. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of New York.

10.

Survival of Representations and Warranties. All representations and warranties made by the Sellers and the Buyer shall survive the Closing.

11.

Jurisdiction and Venue. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a court of competent jurisdiction in New York.  The parties hereby consent to personal jurisdiction and venue in New York.

12.

Construction and Severability. In the event any provision in this Agreement shall, for any reason, be held to be invalid or unenforceable, this Agreement shall be construed as though it did not contain such invalid or unenforceable provision, and the rights and obligations of the parties hereto shall continue in full force and effect and shall be construed and enforced in accordance with the remaining provisions hereof.

13.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.

Paragraph Headings.  The paragraph headings contained in this Agreement are for convenience only and shall not affect in any manner the meaning or interpretation of this Agreement.

15.

Rule of Construction Relating to Ambiguities. All parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel and/or other representative, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Seller’s Representative:

/s/ Gary B. Wolff

Gary B. Wolff

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

Buyers:

/s/ Maynerva E. Escalante

Maynerva E. Escalante

/s/ Ranulfo Lograsa

Ranulfo Lograsa